Exhibit 99.1
United Community Financial Corp. and Home Savings
Announce Executive Management Promotions
     YOUNGSTOWN, Ohio (January 19, 2007) — The Home Savings and Loan Company, a subsidiary of United Community Financial Corp. (UCFC), announces the promotions of David G. Lodge to President and Chief Operating Officer of United Community Financial Corp., Patrick W. Bevack to President and Chief Operating Officer of Home Savings and Patrick A Kelly to Chief Financial Officer and Treasurer for Home Savings, effective January 17, 2007. Douglas M. McKay will remain Chief Executive Officer and Chairman of the Board for both UCFC and Home Savings.
     Lodge’s responsibilities at the holding company level include strategic planning for Home Savings and Butler Wick, wholly-owned subsidiaries of UCFC, as well as direct involvement with merger and acquisition activity. He will continue to serve as a Board Member for UCFC.
     Since 2000, Lodge served as President and Chief Operating Officer of Home Savings. Prior to joining Home Savings, Lodge held the same position for twelve years at Metropolitan Bank & Trust, which was headquartered in Mayfield Heights, Ohio. He also held various senior-level positions during his 28-year tenure with Cardinal Federal Savings Bank, including Executive Vice President/Retail Banking Group Manager and Senior Vice President/Retail Products Manager.
     Lodge is a graduate of Leadership School at the University of Connecticut and the School for Executive Development at the University of Washington. He also serves as a Trustee for the Youngstown Warren Regional Chamber, Youngstown Business Incubator, Youngstown/Mahoning Valley United Way, Youngstown Central Area Community Improvement Corporation, Neighborhood Housing, Inc., the Cleveland Playhouse and University Circle, Inc. Lodge and his family currently reside in Aurora, Ohio.
     As President and Chief Operating Officer for Home Savings, Bevack is responsible for actively implementing and controlling Home Savings’ organizational and fiscal objectives, as well as directing its activities in accordance with its established corporate objectives. He has also been appointed to the Home Savings Board of Directors.
     With over 30 years of experience in the financial services industry, Bevack most recently served as the Executive Vice President and Chief Financial Officer of Home Savings, where he joined as Senior Vice President of Mortgage Lending in 2000. Prior to that time, Bevack served as Executive Vice President and Assistant Secretary at Metropolitan Bank & Trust, Executive Vice President at Transohio Savings Bank and Senior Vice President of Operations at Cardinal Federal Savings Bank.

     Bevack earned his Bachelor’s degree in Accounting and his Master’s degree in Finance from Cleveland State University. He is a member of Ohio’s Society of CPAs, American Institute of CPAs, Greater Cleveland Mortgage Bankers Association and Cleveland Area Board of Realtors. He also serves on the Board of Directors for Wick Neighbors, Inc. Bevack and his family currently reside in Highland Heights, Ohio, a suburb of Cleveland.
     Kelly is serving as Chief Financial Officer and Treasurer of Home Savings, in addition to continuing to serve in the same capacities at UCFC, which he has done since 2003. He will also remain a Senior Vice President at Home Savings whom he has been with since 1983. A Certified Public Accountant (CPA) and Chartered Financial Analyst (CFA), Kelly remains a board member for Home Savings and Butler Wick Corp.
     Kelly has remained active in a number of civic organizations in the community including, the Youngstown-Warren Regional Chamber of Commerce, Humility of Mary Health Partners (HMHP) Board of Trustees, St. Charles Church Finance Committee and 2006 Chairman of The American Cancer Society Tri-County Golf Classic. Additionally, he is a member of the Association for Investment Management and Research (AIMR), American Institute of Certified Public Accountants (AICPA) and the Ohio Society of Certified Public Accountants (OSCPA).
     Kelly received his Bachelor of Science Degree in Business Administration from Kent State University and his MBA from The University of Cincinnati. He also received his Financial Management Diploma from The School for Bank Administration (BAI) at the University of Wisconsin. He currently resides in Canfield, Ohio, with his family.
     Home Savings operates 37 full-service banking offices and five loan production offices located throughout Ohio and Western Pennsylvania. Butler Wick has 21 offices providing full service retail brokerage, capital markets or trust services throughout Ohio and Western Pennsylvania. Additional information on UCFC, Home Savings and Butler Wick may be found on UCFC’s web site: www.ucfconline.com.

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